                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
               (An Amendment to Form 8-K filed on August 7, 1998)

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): July 31, 1998








                            VISION TWENTY-ONE, INC.
                            ----------------------
             (Exact name of registrant as specified in its charter)




             FLORIDA                  0-22977                59-3384581
------------------------------  -------------------    ---------------------
           (State or other          (Commission             (IRS Employer
           jurisdiction of          File Number)           Identification No.)
           incorporation)




    7360 BRYAN DAIRY ROAD, STE. 200
           LARGO, FLORIDA                                       33777
--------------------------------------------------        -------------------
(Address of principal executive offices)                      (Zip Code)



        Registrant's Telephone Number, Including Area Code: 813-545-4300

           This Form 8-K/A is filed to provide financial statements of businesses acquired and pro forma financial information related to same previously omitted from the Company's Form 8-K filed on August 7, 1998, and to file the Company's press release related to the completion of its secondary public offering of common stock.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

                      (a)       Financial Statements of Businesses Acquired.

                      The financial statements of businesses acquired by the Company which were omitted from the Form 8-K filed on August 7, 1998, are filed with this Amendment as follows:


     FINANCIAL STATEMENTS OF VWSC CORPORATION (FORMERLY VISION WORLD, INC.)

         Report of Independent Certified Public Accountants........................................................
         Balance Sheets as of December 28, 1996 and January 3, 1998
         and July 4, 1998 (Unaudited)..............................................................................
         Statements of Earnings for the Fiscal Years Ended December 30, 1995,
         December 28, 1996 and January 3, 1998 and the Six Months Ended June 28, 1997 and July 4, 1998 (Unaudited).
         Statements of Stockholders' Equity for the Fiscal Years Ended December 30, 1995,
         December 28, 1996 and January 3, 1998 and the Six Months Ended July 4, 1998 (Unaudited)...................
         Statements of Cash Flows for the Fiscal Years Ended December 30, 1995,
         December 28, 1996 and January 3, 1998 and the Six Months Ended June 28, 1997 and July 4, 1998 (Unaudited).
         Notes to Financial Statements.............................................................................


Report of Independent Certified Public Accountants


Board of Directors
VWSC Corporation (Formerly Vision World, Inc.)


We have audited the accompanying balance sheets of VWSC Corporation (Formerly Vision World, Inc.- a Minnesota S corporation) as of January 3, 1998 and December 28, 1996, and the related statements of earnings, stockholders' equity and cash flows for each of the three years ended January 3, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VWSC Corporation (Formerly Vision World, Inc.) as of January 3, 1998 and December 28, 1996, and the results of its operations and its cash flows for each of the three years ended January 3, 1998, in conformity with generally accepted accounting principles.


/s/ Divine, Scherzer & Brody, Ltd.




Minneapolis, Minnesota
August 21, 1998

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                                 BALANCE SHEETS


                                 ASSETS (Note E)

                                                                 December 28,      January 3,      July 4,
                                                                     1996             1998          1998
                                                                 ------------      ----------    -----------
                                                                                                 (unaudited)
CURRENT ASSETS
     Cash and cash equivalents (notes A1 and B)                   $  396,532      $2,505,092      $1,114,242
     Marketable securities - available for sale (note A2)                 --         451,582              --
     Accounts receivable, less allowance for doubtful
         accounts of $30,000, $70,000 and $70,000,
         respectively                                                234,629         405,182         389,378
     Inventories (notes A3 and C)                                  2,525,115       2,164,665       2,050,056
     Prepaid expenses and other                                       41,635          59,505          69,605
                                                                  ----------     -----------      ----------
         Total current assets                                      3,197,911       5,586,026       3,623,281



PROPERTY AND EQUIPMENT - AT COST (note D)
     Furniture and fixtures                                        4,352,649       4,714,660       4,771,722
     Equipment and vehicles                                          904,280       1,304,955       1,311,073
     Leasehold improvements                                        2,410,163       2,333,136       2,337,293
                                                                  ----------     -----------      ----------
                                                                   7,667,092       8,352,751       8,420,088
         Less accumulated depreciation and amortization
              (note A4)                                            5,422,162       5,728,883       6,032,940
                                                                  ----------     -----------      ----------
                                                                   2,244,930       2,623,868       2,387,148

OTHER ASSETS
     Net assets to be contributed to affiliate
         (notes A4 and D)                                          1,841,932       2,002,867              --
     Investment in affiliate (notes A5 and D)                             --              --         299,230
     Security deposits and other                                      24,482          28,892          31,298
                                                                  ----------     -----------      ----------
                                                                   1,866,414       2,031,759         330,528
                                                                  ----------     -----------      ----------

                                                                  $7,309,255     $10,241,653      $6,340,957
                                                                  ==========     ===========      ==========




                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                 December 28,      January 3,      July 4,
                                                                     1996             1998          1998
                                                                 ------------      ----------     ----------
                                                                                                  (unaudited)
CURRENT LIABILITIES
     Accounts payable                                            $  706,055       $ 1,036,824     $  930,231
     Accrued liabilities
         Compensation                                               272,283           567,626        593,959
         MinnesotaCare taxes                                         92,310           119,387         76,695
         Rents                                                           --                --         32,610
         Other                                                       62,525            90,281         92,599
     Customer deposits (note A7)                                    262,260           362,556        365,131
     Due to stockholders, principally accrued
         distributions (note A6)                                         --           762,512             --
                                                                 ----------       -----------     ----------
         Total current liabilities                                1,395,433         2,939,186      2,091,225


COMMITMENTS AND CONTINGENCIES (note F)                                   --                --             --


STOCKHOLDERS' EQUITY
     Common stock - authorized, 14,000 shares of no
         par value
              Voting - issued and outstanding, 6,100 shares           6,100             6,100          6,100
              Non-voting - issued and outstanding, 6,000
                  shares                                              6,000             6,000          6,000
     Retained earnings (note D)                                   5,901,722         7,290,367      4,237,632
                                                                 ----------       -----------     ----------
                                                                  5,913,822         7,302,467      4,249,732
                                                                 ----------       -----------     ----------

                                                                 $7,309,255       $10,241,653     $6,340,957
                                                                 ==========       ===========     ==========



        The accompanying notes are an integral part of these statements.

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                             STATEMENTS OF EARNINGS


                                                                 Years Ended                                Six Months Ended
                                              ------------------------------------------------          --------------------------
                                              December 30,       December 28,       January 3,          June 28,           July 4,
                                                   1995              1996              1998               1997              1998
                                              ------------       ------------       ----------          --------           -------
                                                                                                      (unaudited)        (unaudited)

Net sales (note A7)                            $ 21,934,539      $ 22,999,085      $ 25,836,032       $12,424,884       $13,955,410

Cost of sales                                     9,062,581         9,770,885        10,622,176         5,002,978         5,594,974
                                               ------------      ------------      ------------       -----------       -----------

         Gross profit                            12,871,958        13,228,200        15,213,856         7,421,906         8,360,436

Selling, general and administrative
     expenses                                    11,817,821        12,658,399        13,490,062         6,504,764         7,159,915
                                               ------------      ------------      ------------       -----------       -----------
         Operating profit                         1,054,137           569,801         1,723,794           917,142         1,200,521

Other income (expense)
     Net rental income (note I)                     186,433           252,466           311,807           163,350            61,092
     Interest income                                 98,158            47,821            92,862            25,593            57,861
     Interest expense                               (50,964)          (33,748)          (20,770)          (11,655)          (16,214)
     Gain (loss) on disposal
         of fixed assets                            107,223           (31,120)          (22,940)          (10,475)               --
     Equity in earnings of affiliate
         (note D)                                        --                --                --                --            58,115
     Other                                               --            (6,406)               --                --            18,101
                                               ------------      ------------      ------------       -----------       -----------
                                                    340,850           229,013           360,959           166,813           178,955
                                               ------------      ------------      ------------       -----------       -----------
         NET EARNINGS
              (note A6)                        $  1,394,987      $    798,814      $  2,084,753       $ 1,083,955       $ 1,379,476
                                               ============      ============      ============       ===========       ===========






        The accompanying notes are an integral part of these statements.

                                VWSC Corporation
                         (Formerly Vision World, Inc.)

                       STATEMENT OF STOCKHOLDERS' EQUITY

   Years ended December 30, 1995, December 28, 1996 and January 3, 1998, and
                  the six months ended July 4, 1998 (unaudited)

                                                             Common Stock
                                           -----------------------------------------------------
                                                  Voting                        Non-Voting
                                           ---------------------           ---------------------       Retained
                                           Shares         Amount           Shares        Amount        earnings          Total
                                           ------         ------           ------       --------       --------          -----
                                                                                                       (note D)
Balance, December 31, 1994                 7,000          $7,000           5,100         $ 5,100     $ 5,618,460      $ 5,630,560
     Net earnings                             --              --              --              --       1,394,987        1,394,987
     Distributions                            --              --              --              --        (811,611)        (811,611)
                                           -----          ------           -----         -------     -----------      -----------

Balance, December 30, 1995                 7,000           7,000           5,100           5,100       6,201,836        6,213,936
     Net earnings                             --              --              --              --         798,814          798,814
     Distributions                            --              --              --              --      (1,098,928)      (1,098,928)
                                           -----          ------           -----         -------     -----------      -----------

Balance, December 28, 1996                 7,000           7,000           5,100           5,100       5,901,722        5,913,822
     Net earnings                             --              --              --              --       2,084,753        2,084,753
     Distributions                            --              --              --              --        (696,108)        (696,108)
                                           -----          ------           -----         -------     -----------      -----------

Balance, January 3, 1998                   7,000           7,000           5,100           5,100       7,290,367        7,302,467
     Net earnings (unaudited)                 --              --              --              --       1,379,476        1,379,476
     Distributions (unaudited)                --              --              --              --      (4,432,211)      (4,432,211)
                                           -----          ------           -----         -------     -----------      -----------

Balance, July 4, 1998 (unaudited)          7,000          $7,000           5,100         $ 5,100     $ 4,237,632      $ 4,249,732
                                           =====          ======           =====         =======     ===========      ===========



        The accompanying notes are an integral part of this statement.

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                        STATEMENTS OF CASH FLOWS (Note J)


                                                                 Years ended                                Six months ended
                                              ------------------------------------------------          -------------------------
                                              December 30,       December 28,       January 3,          June 28,         July 4,
                                                   1995              1996              1998               1997            1998
                                              ------------       ------------       ----------          --------         ------
                                                                                                      (unaudited)      (unaudited)

Increase (decrease) in cash and
  cash equivalents (note A1)
Cash flows from operating activities
  Net earnings                                 $ 1,394,987       $   798,814        $ 2,084,753        $1,083,955      $ 1,379,476
  Adjustments to reconcile net earnings
    to net cash provided by operating
    activities:
      Depreciation and amortization (note A4)      903,259           784,163            822,299           447,282          338,344
      Provision for doubtful receivables                --            30,000             40,000                --               --
      Equity in earnings of affiliate (note D)          --                --                 --                --          (58,115)
      Loss (gain) on disposition of assets        (107,223)           31,120             22,940            10,475               --
      Decrease (increase) in value of
        marketable securities                       (4,673)            7,001             (2,653)               --            3,679
      Change in assets and liabilities:
        Accounts receivable                        (17,934)         (117,262)          (210,553)           83,404           15,804
        Inventories                               (489,348)            8,989            360,450           259,798          114,609
        Prepaid expenses and other                (137,248)          153,374            (13,780)          (31,921)         (12,506)
        Accounts payable                           443,239          (365,310)           353,154           132,580         (156,813)
        Accrued liabilities                          2,103            12,805            322,858            15,127           39,869
        Customer deposits                            5,253             4,194            100,296           (22,819)           2,575
                                               -----------       -----------        -----------        ----------      -----------
                                                   597,428           549,074          1,795,011           893,926          287,446
                                               -----------       -----------        -----------        ----------      -----------
        Net cash provided by operating
          activities                             1,992,415         1,347,888          3,879,764         1,977,881        1,666,922

Cash flows from investing activities
  Sale of marketable securities                    100,000           256,200                 --                --          447,903
  Purchase of marketable securities                     --                --           (448,929)               --               --
  Capital expenditures                            (889,941)       (1,252,415)        (1,112,052)         (408,972)         (70,217)
  Proceeds from disposition of assets              350,896            20,889              4,470                --               --
                                               -----------       -----------        -----------        ----------      -----------
        Net cash provided by (used in)
          investing activities                    (439,045)         (975,326)        (1,556,511)         (408,972)         377,686

Cash flows from financing activities
  Principal payments under long-term
    obligations                                   (583,965)          (82,541)          (281,097)          (45,568)          (6,235)
  Proceeds from issuance of long-term
    obligations                                         --                --                 --                --        1,800,000
  Distributions                                   (811,611)       (1,098,928)                --                --       (4,432,211)
  Finance costs                                         --                --                 --                --          (34,500)
  Change in due to stockholders                         --                --             66,404                --         (762,512)
                                               -----------       -----------        -----------        ----------      -----------
        Net cash used in financing
          activities                            (1,395,576)       (1,181,469)          (214,693)          (45,568)      (3,435,458)
                                               -----------       -----------        -----------        ----------      -----------
          NET INCREASE (DECREASE) IN
            CASH AND CASH EQUIVALENTS              157,794          (808,907)         2,108,560         1,523,341       (1,390,850)

Cash and cash equivalents, beginning
  of period                                      1,047,645         1,205,439            396,532           396,532        2,505,092
                                                ----------       -----------        -----------        ----------      -----------

Cash and cash equivalents, end of period       $ 1,205,439       $   396,532        $ 2,505,092        $1,919,873      $ 1,114,242
                                               ===========       ===========        ===========        ==========      ===========





          The accompanying notes are an integral part of these statements.

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

         VWSC Corporation (Formerly Vision World, Inc.), a Minnesota S Corporation, is an eyewear retailer that also provides optical examinations through 37 company owned retail outlets principally in enclosed malls located in Minnesota, Wisconsin, Iowa and North Dakota. The Company's headquarters are in Roseville, Minnesota, where it maintains a central laboratory for processing customer eyewear orders.

         The Company uses a 52/53 week fiscal year ending on the Saturday nearest December 31. The accompanying financial statements include 53 weeks for the period ended January 3, 1998 and 52 weeks for the periods ended December 30, 1995 and December 28, 1996.

         During July 1998, the Company changed its name to VW Crocus Lane, Inc. and in August 1998 the Company changed its legal name to VWSC Corporation.

         Unaudited Interim Financial Statements

         The interim financial statements as of July 4, 1998 and for the six-month periods ended June 28, 1997 and July 4, 1998 do not provide all disclosures included in the annual financial statements. These interim statements should be read in conjunction with the annual audited financial statements and the footnotes thereto. Results for the interim periods are not necessarily indicative of the results for the year ended January 3, 1998. However, the accompanying interim financial statements reflect all adjustments which are, in the opinion of management, of a normal and recurring nature necessary for a fair presentation of the financial position and results of operations of the Company.

         Summary of Significant Accounting Policies


         1. Cash Equivalents

         The Company considers bank certificates of deposit and money market funds, which can be cashed on demand, and other highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

         2. Investments

         These financial statements reflect the application of Statements of Financial Accounting Standards No. 115 - "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 requires classification of debt and equity securities in three categories: trading securities, available-for-sale securities and held-to-maturity securities. Trading securities are measured at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are measured at fair value, with net unrealized gains and losses reported in stockholders' equity. Held-to-maturity securities are carried at amortized cost. Gains and losses are recognized using the specified identification method.

         The Company's investments are classified as available-for-sale securities. Cost of the Company's investments approximated fair value as of January 3, 1998. Therefore, no unrealized gains or losses were recorded as of January 3, 1998.

         3. Inventories

         Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Certain costs are expensed for financial reporting purposes that are capitalized for income tax reporting purposes.

         4. Depreciation and Amortization

         Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally using the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes. The estimated useful lives over which these assets are depreciated are five to seven years.

         Amortization is provided for in amounts sufficient to relate the cost of leasehold improvements to operations over their estimated service lives, principally using the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes. The estimated useful lives over which these leasehold improvements are depreciated are seven years.

         Included in net assets contributed to affiliate is a building being depreciated over 31.5 years.

         5. Investment in Affiliate

         The Company's investment in affiliate is stated at cost plus equity in undistributed earnings since date of acquisition.

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         - CONTINUED

         6. Income Taxes

         Income taxes on net earnings and tax benefits from net losses accrue personally to the stockholders pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, no provision has been made for income taxes. Had such taxes been payable by the Company, the income tax provision would have approximated:

              For the year ended
              ------------------
                  December 30, 1995                                               $ 559,000
                  December 28, 1996                                                 320,000
                  January 3, 1998                                                   835,000


              For the six months ended
              ------------------------
                  June 28, 1997 (unaudited)                                       $ 434,000
                  July 4, 1998 (unaudited)                                          552,000


         The Company makes distributions to its stockholders as deemed necessary for payment of individual income taxes related to the net earnings of the Company. Accrued distributions to stockholders are non-interest bearing and are due on demand.

         7. Revenue Recognition

         Examination revenues are recognized upon completion of the exam. Eyeware sales are recognized upon delivery to the customer. Accordingly, eyewear deposits made by customers when placing an order are treated as unearned and reported as customer deposits.

         8. Advertising

         The company expenses the cost of advertising as incurred. Advertising expense is as follows:

              For the year ended
              ------------------
                  December 30, 1995                                               $ 1,173,092
                  December 28, 1996                                                 1,226,891
                  January 3, 1998                                                     995,475

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         - CONTINUED

         8. Advertising - Continued

              For the six months ended
              ------------------------
                  June 28, 1997 (unaudited)                                       $     587,894
                  July 4, 1998 (unaudited)                                              669,764

         9. Use of Estimates

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from such estimates.

NOTE B - CONCENTRATIONS

         The Company maintains its primary cash balances in one financial institution located in Minneapolis, Minnesota. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

NOTE C - INVENTORIES

         Inventories consist of:

                                                                    December 28,       January 3,         July 4,
                                                                        1996              1998             1998
                                                                    ------------       ----------       -----------
                                                                                                        (unaudited)
              Frames                                                $  1,588,771      $ 1,151,802       $ 1,044,094
              Sunglasses                                                 275,167          125,751           104,216
              Lenses                                                     327,181          352,953           358,093
              Contact lenses                                             206,216          368,969           399,976
              Solutions and supplies                                      73,275           83,777            59,689
              Work in process                                             54,505           81,413            83,988
                                                                    ------------      -----------       -----------
                                                                    $  2,525,115      $ 2,164,665       $ 2,050,056
                                                                    ============      ===========       ===========

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE D - INVESTMENT IN AFFILIATE

         During March 1998, the Company contributed their Roseville building, net of a $1,800,000 mortgage obtained subsequent to January 3, 1998, and other related net liabilities (approximate net book value of contribution of $200,000) for an approximate 50% limited partnership interest in the Trenholme Family Limited Partnership (Partnership). The general partner of the Partnership is a corporation owned by the two stockholders of the Company. See note F for discussion of the Roseville building lease between the Company and the Partnership.

         Simultaneous with the Company's contribution of net assets to the partnership, the Company declared and paid a $2,000,000 dividend to the stockholders of the Company, who in turn contributed this money to the Partnership.

         In addition, the Company entered into a property management agreement with the Partnership, whereby the Company will manage the Roseville building for an annual fee of 5% of gross rents (including the Company's portion) through January 1, 1999. The total amount charged by the Company to the Partnership for the six month period ended July 4, 1998 was $18,101 (unaudited).

         The Partnership was formed, and commenced operations, in March 1998. Summarized financial data is as follows:

                                                                  June 30, 1998
                                                                  -------------
                                                                   (unaudited)
         Assets                                                   $   4,319,713
                                                                  =============

         Liabilities                                              $   1,963,113
         Partners' equity                                             2,356,600
                                                                  -------------

                                                                  $   4,319,713
                                                                  =============

                                                                    Six-month
                                                                   period ended
                                                                  June 30, 1998
                                                                  -------------
                                                                   (unaudited)

         Revenues                                                 $     362,046
         Operating expenses                                            (218,848)
         Other expense, net                                             (26,969)
                                                                  -------------

             NET EARNINGS                                         $     116,229
                                                                  =============

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE D - INVESTMENT IN AFFILIATE - CONTINUED

         The net assets to be contributed to the Partnership have been segregated in the balance sheet and are stated at the Company's historical cost basis for periods prior to the actual contribution to the Partnership. These net assets consist of:

                                                                                 December 28,            January 3,
                                                                                     1996                  1998
                                                                                 ------------            ----------
              Property and equipment                                             $  2,081,412           $  2,156,242
              Less accumulated depreciation and amortization                          459,283                650,708
                                                                                 ------------           ------------
                                                                                    1,622,129              1,505,534
              Land                                                                    682,100                682,100
              Current liabilities and other                                          (181,200)              (184,767)
              Mortgage and note payable                                              (281,097)                    --
                                                                                 ------------           ------------

                                                                                 $  1,841,932           $  2,002,867
                                                                                 ============           ============

NOTE E - REVOLVING CREDIT AGREEMENT

         The Company had a $500,000 revolving credit agreement with a bank which expired in June 1998. Borrowings were limited to a borrowing base of eligible receivables and inventory. Interest on the borrowings under the agreement were at the bank's reference rate. As of December 28, 1996, January 3, 1998 and July 4, 1998, there were no borrowings under this agreement. Collateral for the revolving credit agreement included substantially all assets of the Company.

NOTE F - COMMITMENTS AND CONTINGENCIES

         Commitments

         Effective March 1, 1998, the Company leased its Roseville office and central laboratory facility from a related partnership under an operating lease which expires December 31, 2002 (see note D for further information). The lease provides for monthly payments of $32,610 which includes executory costs such as property taxes, maintenance and insurance. In connection with a subsequent bank financing, also described at note D, the Company has agreed to renew this lease for an additional five-year term. Total rent expense for the six months ended July 4, 1998 related to the Roseville lease between the Company and the Partnership was $130,440 (unaudited).

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE F - COMMITMENTS AND CONTINGENCIES - CONTINUED

         Commitments - Continued

         The Company conducts its retail operations through leased locations. The leases expire at various dates through January 31, 2008. In addition to base monthly rental, the leases provide for percentage rents and certain executory costs, including property taxes, maintenance and insurance.

         The minimum rental commitments under operating leases with initial terms of one year or more for the years following January 3, 1998 are as follows (including the March 1998 Roseville office and central laboratory lease discussed above):

              January 2, 1999                                                      $    1,897,000
              January 1, 2000                                                           1,685,000
              December 30, 2000                                                         1,463,000
              December 29, 2001                                                         1,285,000
              December 28, 2002                                                         1,141,000
              Thereafter                                                                3,692,000
                                                                                   --------------
                                                                                   $   11,163,000
                                                                                   ==============


         Total rent expense including property taxes and common area costs was as follows:

            For the year ended
            ------------------
                  December 30, 1995                                               $    2,320,113
                  December 28, 1996                                                    2,677,343
                  January 3, 1998                                                      2,866,968

            For the six months ended
            ------------------------
                  June 28, 1997 (unaudited)                                       $    1,388,006
                  July 4, 1998 (unaudited)                                             1,504,256


                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE F - COMMITMENTS AND CONTINGENCIES - CONTINUED

         The Company has an agreement with an employee to pay $500,000 in connection with the sale of the Company.

         Contingencies

         The Company is required to make payments to two officers in the event of a change in control and termination, as defined. The aggregate amount of such commitment approximates $215,000 as of January 3, 1998.

NOTE G - EMPLOYEE BENEFIT PLAN AND TRUST

         The Company has a savings and profit-sharing plan covering substantially all full-time employees. The plan allows employees to contribute up to 19% of their compensation. Employer contributions are at the discretion of the Company and were as follows:

            For the year ended
            ------------------
                  December 30, 1995                                               $   25,877
                  December 28, 1996                                                   36,951
                  January 3, 1998                                                     40,505

            For the six months ended
            ------------------------
                  June 28, 1997 (unaudited)                                       $   19,517
                  July 4, 1998 (unaudited)                                            21,884


NOTE H - ACQUISITION BY VISION TWENTY-ONE, INC.

         On July 31, 1998, the Company entered into an asset purchase agreement with Vision Twenty-One, Inc. (Vision) to sell substantially all assets and liabilities of the Company for $18,550,000 in cash (less a $300,000 integration fee paid to Vision) if certain performance targets are met. The Company received $16,650,000 at closing (July 31, 1998). In addition, the Company estimates it will receive approximately $800,000 by September 30, 1998, and has the opportunity to receive up to $600,000 in additional consideration during calendar year 2000 if certain sales performance targets are met for the year ending December 31, 1999.

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE H - ACQUISITION BY VISION TWENTY-ONE, INC. - CONTINUED

         The Company remains contingently obligated for certain representations and warranties associated with this transaction.

NOTE I - NET RENTAL INCOME

         The Company records rental income net of allocated occupancy costs. Net rental income consists of:

                                                                 Years ended                                Six months ended
                                              ------------------------------------------------          --------------------------
                                              December 30,       December 28,       January 3,          June 28,           July 4,
                                                   1995              1996              1998               1997               1998
                                              ------------       ------------       ----------          --------           -------
                                                                                                      (unaudited)        (unaudited)
         Gross rental income                    $ 572,252         $ 707,042         $ 685,308          $ 375,266         $ 124,238
         Allocated occupancy
              costs                               385,819           454,576           373,501            211,916            63,146
                                                ---------         ---------         ---------          ---------         ---------
                                                $ 186,433         $ 252,466         $ 311,807          $ 163,350         $  61,092
                                                =========         =========         =========          =========         =========

NOTE J - SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

         Cash paid for interest expense was as follows:

            For the year ended
            ------------------
                  December 30, 1995                                               $  50,964
                  December 28, 1996                                                  33,748
                  January 3, 1998                                                    20,770


            For the six months ended
            ------------------------
                  June 28, 1997 (unaudited)                                       $  11,655
                  July 4, 1998 (unaudited)                                           16,214


         Included in distributions to stockholders for the year ended January 3, 1998 is an accrual of $696,108 (see note A6).

                                VWSC Corporation
                          (Formerly Vision World, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

          December 30, 1995, December 28, 1996 and January 3, 1998, and
                   June 28, 1997 and July 4, 1998 (unaudited)


NOTE J - SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION - CONTINUED

         During the six months ended July 4, 1998, the Company transferred the following assets and liabilities to the Partnership (see note D) in exchange for a 50% limited partnership interest:

              Property and equipment                                                             $ 2,159,122
              Less accumulated depreciation and amortization                                         684,320
                                                                                                 -----------

                  Property and equipment - net                                                     1,474,802
              Land                                                                                   682,100
              Finance and organization costs, net of accumulated
                  amortization                                                                        33,825
              Current liabilities and other                                                         (155,847)
              Mortgage payable                                                                    (1,793,765)
                                                                                                 -----------

                                                                                                 $   241,115
                                                                                                 ===========


NOTE K - FINANCIAL INSTRUMENTS

         The following information about estimated fair values as of December 28, 1996 and January 3, 1998 is required by FASB Statement 107 and pertains to the Company's financial instruments. This information is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value of the Company.

         The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

                 CASH: The carrying amount approximates fair value based on the demand nature of the deposits.

                 SHORT-TERM INVESTMENTS AND RECEIVABLES: The carrying amount approximates fair value based on the short maturity of these instruments.

                      (b)       Pro Forma Financial Information.

           The pro forma financial information required pursuant to Article 11 of Regulation S-X previously omitted from the Company's Form 8-K filed on August 7, 1998 is filed with this Amendment as follows:


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

         Basis of Presentation ....................................................................................
         Unaudited Pro Forma Statement of Earnings - Year Ended
              December 31, 1997 ...................................................................................
         Unaudited Pro Forma Statement of Earnings - Six Month Period Ended
               June 30, 1998 ......................................................................................
         Unaudited Pro Forma Balance Sheet as of June 30, 1998 ....................................................
         Notes to Unaudited Pro Forma Financial Information .......................................................


                    Vision Twenty-One, Inc. and Subsidiaries

                               Unaudited Pro Forma

                       Consolidated Financial Information

Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1998 and the statement of operations for the six month period ended June 30, 1998 includes the historical and pro forma effects of the VWSC Corporation transaction, which was effected on June 30, 1998. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 includes the historical and pro forma effects of the transaction described above.

The pro forma effects are based on the historical financial statements of the acquired business giving effect to the transaction described above. The total cost of the acquisition will be allocated to the net tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the transaction.

The unaudited pro forma consolidated financial information does not purport to indicate what the results of operations or financial condition of the Company would have been if the VWSC Corporation transaction had been effected on the dates indicated or to project the future results of operations or financial condition of the Company. Such unaudited pro forma financial information should be read in conjunction with the consolidated financial statements of the Company and the financial statements of VWSC Corporation.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES
                        UNAUDITED PRO FORMA CONSOLIDATED
                             STATEMENT OF EARNINGS



                                                             (3)
                                                        VWSC CORPORATION
                                          (2)          (FORMERLY VISION
                                       HISTORICAL         WORLD, INC.)
                                        COMPANY             FOR THE
                                   FOR THE YEAR ENDED     YEAR ENDED                             PRO FORMA              PRO FORMA
                                   DECEMBER 31, 1997    JANUARY 3, 1998     SUB-TOTAL            ADJUSTMENTS          CONSOLIDATED
                                  --------------------------------------------------------------------------------------------------
REVENUES:
  LADS operations, net revenues        43,521,243        25,836,032         69,357,275                  --             69,357,275
  Managed care                         18,762,158                --         18,762,158                  --             18,762,158
  Buying group                          7,260,797                --          7,260,797                  --              7,260,797
  Other                                        --           381,729            381,729            (312,000)(4)             30,729
                                                                                                   (93,000)(5)
                                                                                                    54,000
                                     -----------------------------------------------------------------------------------------------

                                       69,544,198        26,217,761         95,761,959            (351,000)            95,410,959
                                                                                                                               --
OPERATING EXPENSES:                                                                                                            --
LADS operating expenses                28,408,416        23,405,136         51,813,552            (240,000)(6)         51,964,552
                                                                                                   391,000 (6)
Medical claims                         14,090,250                --         14,090,250                  --             14,090,250
Cost of buying group sales              6,882,199                --          6,882,199                  --              6,882,199
General and administrative             16,310,177                --         16,310,177                                 16,310,177
Depreciation and amortization           2,195,668           707,102          2,902,770             449,000 (7)          2,965,770
                                                                                                  (386,000)(6)

Merger costs                                   --                --                 --                  --                     --
                                     -----------------------------------------------------------------------------------------------
                                       67,886,710        24,112,238         91,998,948             214,000             92,212,948

Income (loss) from operations           1,657,488         2,105,523          3,763,011            (565,000)             3,198,011
Amortization of loan fees                 178,677                --            178,677                  --                178,677
Interest expense                        1,072,589            20,770          1,093,359             950,000 (8)          2,043,359
                                     -----------------------------------------------------------------------------------------------

Income (loss) before income taxes         406,222         2,084,753          2,490,975          (1,515,000)               975,975

Income taxes                                   --                                   --             214,000 (19)           214,000
                                     -----------------------------------------------------------------------------------------------

Income (loss) before extraordinary
   charge                                 406,222         2,084,753          2,490,975          (1,729,000)               761,975

Extraordinary charge - early
    extinguishment of debt                323,346                --            323,346                  --                323,346
                                     ---------------------------------------------------------   -----------------------------------

Net income (loss)                          82,876         2,084,753          2,167,629          (1,729,000)               438,629
                                     ---------------------------------------------------------   -----------------------------------

Earnings (loss) per common
  share- assuming dilution:
  Income (loss) before
   extraordinary charge                $     0.05        $     0.24         $     0.29                                 $     0.09
   Extraordinary charge                     (0.04)             0.00              (0.04)                                     (0.04)
                                     ---------------------------------------------------------                       ---------------
Net income (loss) per common share     $     0.01        $     0.24         $     0.25                                 $     0.05
                                     =========================================================                       ===============

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES
                        UNAUDITED PRO FORMA CONSOLIDATED
                             STATEMENT OF EARNINGS


                                                        (10)
                                                    VWSC CORPORATION
                                         (9)        (FORMERLY VISION
                                      HISTORICAL      WORLD, INC.)
                                       COMPANY         FOR THE
                                  FOR THE SIX MONTH   SIX MONTH
                                    PERIOD ENDED      PERIOD ENDED                              PRO FORMA           PRO FORMA
                                    JUNE 30, 1998     JULY 4, 1998      SUB-TOTAL              ADJUSTMENTS        CONSOLIDATED
                                 ---------------------------------------------------------------------------------------------
REVENUES:
  LADS operations, net revenues      43,233,052       13,955,410        57,188,462                                57,188,462
  Managed care                       26,820,294               --        26,820,294                                26,820,294
  Buying group                       29,328,826               --        29,328,826                                29,328,826
  Other                                      --          195,169           195,169            (61,000)(11)            18,158
                                                                                              (58,000)(11)
                                                                                              (58,000)(12)
                                 ---------------------------------------------------------------------------------------------
                                     99,382,172       14,150,579       113,532,751           (177,000)           113,355,740

OPERATING EXPENSES:
  LADS operating expenses            34,704,490       12,416,545        47,121,035                                47,121,035
  Medical claims                     19,591,293               --        19,591,293                                19,591,293
  Cost of buying group sales         27,440,070               --        27,440,070                                27,440,070
  General and administrative          7,932,542               --         7,932,542                                 7,932,542
  Depreciation and amortization       2,910,969          338,344         3,249,313            225,000 (13)         3,474,313
   Merger costs                         508,443               --           508,443                                   508,443
                                 ---------------------------------------------------------------------------------------------
                                     93,087,807       12,754,889       105,842,696            225,000            106,067,696

Income (loss) from operations         6,294,365        1,395,690         7,690,055           (402,000)             7,288,044
Amortization of loan fees                    --               --                --
Interest expense                      1,705,488           16,214         1,721,702            475,000 (14)         2,196,688
                                 ---------------------------------------------------------------------------------------------

Income (loss) before income taxes     4,588,877        1,379,476         5,968,353           (877,000)             5,091,356

Income taxes                          1,720,000               --         1,720,000            188,000 (19)         1,908,000
                                 ---------------------------------------------------------------------------------------------

Income before extraordinary
   charge                             2,868,877        1,379,476         4,248,353         (1,065,000)             3,183,356

Extraordinary charge - early
    extinguishment of debt              397,190               --           397,190                                   397,190
                                 ---------------------------------------------------------------------------------------------

Net income                            2,471,687        1,379,476         3,851,163         (1,065,000)             2,786,166
                                 =============================================================================================

Earnings per common
  share- assuming dilution:
  Income before extraordinary
   charge                            $     0.20       $     0.10        $     0.30                                 $    0.22
   Extraordinary charge                   (0.03)            0.00             (0.03)                                    (0.03)
                                 ---------------------------------------------------------                     ---------------
Net income per common share          $     0.17       $     0.10        $     0.27                                 $    0.19
                                 =========================================================                     ===============

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998


                                                                 VWSC CORPORATION
                                                   HISTORICAL   (FORMERLY VISION
                                                    COMPANY        WORLD, INC.)
                                                     AS OF           AS OF                            PRO FORMA          PRO FORMA
           ASSETS                                JUNE 30, 1998    JULY 4, 1998        SUB-TOTAL      ADJUSTMENTS        CONSOLIDATED
                                              -----------------   ------------------------------  ----------------------------------
Current assets:
   Cash and cash equivalents                       7,035,530        1,114,242         8,149,772     (17,420,000)(15)        229,772
                                                                                                      9,500,000 (16)
 Accounts receivable due from:
   Buying group members                            8,165,683               --         8,165,683                           8,165,683
   Patients                                        7,954,364          389,378         8,343,742                           8,343,742
   Managed Professional Associations               9,077,742               --         9,077,742                           9,077,742
   Managed health benefit payors                   1,763,568               --         1,763,568                           1,763,568
   Other receivables                                 622,292               --           622,292                             622,292
   Inventories                                     1,417,801        2,050,056         3,467,857                           3,467,857
   Prepaid expenses and other
    current assets                                 3,000,424           69,605         3,070,029                           3,070,029
                                              --------------------------------------------------------------------------------------
        Total Current Assets                      39,037,404        3,623,281        42,660,685      (7,920,000)         34,740,685


   Fixed assets, net                              10,592,935        2,387,148        12,980,083                          12,980,083
   Intangible Assets                             111,108,490               --       111,108,490      13,469,268 (13)     124,577,758
    Deferred tax asset                             1,882,000               --         1,882,000                           1,882,000
   Cash surrender value of life
    insurance                                             --               --                --                                  --
   Other Assets                                    2,029,778          330,528         2,360,306        (299,000)(17)      2,061,306
                                              --------------------------------------------------------------------------------------
        Total assets                             164,650,607        6,340,957       170,991,564       5,250,268         176,241,832
                                              ======================================================================================

LIABILITIES AND STOCKHOLDERS'
        EQUITY

 Current liabilities:
   Accounts payable                                9,284,317          930,231        10,214,548                          10,214,548
   Accrued expenses                                6,254,107          201,904         6,456,011                           6,456,011
   Customer deposits                                     --          365,131           365,131                             365,131
   Accrued compensation                            2,457,391          593,959         3,051,350                           3,051,350
   Due to managed professional
    associations                                   2,927,276               --         2,927,276                           2,927,276
   Due to selling shareholder                      3,359,793               --         3,359,793                           3,359,793
   Current portion of deferred
    leasehold incentive                               23,046               --            23,046                              23,046
   Current portion of long-term debt                 152,295               --           152,295                             152,295
   Current portion of obligations
    under capital leases                             416,436               --           416,436                             416,436
   Medical claims payable                          3,713,472               --         3,713,472                           3,713,472
                                              --------------------------------------------------------------------------------------
       Total current liabilities                  28,588,133        2,091,225        30,679,358                          30,679,358

   Deferred rent payable                             261,117               --           261,117                             261,117
   Obligations under capital leases                  534,998               --           534,998                             534,998
   Long-term debt, less current portion           48,374,836               --        48,374,836         9,500,000 (16)   57,874,836
   Deferred leashold incentive                       173,657               --           173,657                             173,657
   Deferred income taxes                           6,111,000               --         6,111,000                           6,111,000

 Stockholders' equity:
   Common stock                                       14,686           12,100            26,786           (12,100)(18)       14,686
   Additional paid-in capital                     86,969,285                         86,969,285                          86,969,285
   Deffered compensation                            (354,585)              --          (354,585)                           (354,585)
   Accumulated deficit                            (5,849,536)       4,237,632        (1,611,904)       (4,237,632)(18)   (5,849,536)
   Notes receivable from officer                    (172,984)              --          (172,984)                           (172,984)
       Total stockholders equity                  80,606,866        4,249,732        84,856,598        (4,249,732)        80,606,866
                                              --------------------------------------------------------------------------------------
       Total liabilities and stockholders'
        equity                                   164,650,607        6,340,957       170,991,564         5,250,268        176,241,832
                                              ======================================================================================

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION


(1) The unaudited pro forma consolidated statements of earnings for the year ended December 31, 1997 and the six month period ended June 30, 1998 do not give effect to any potential cost savings that could result from the VWSC Corporation transaction.

(2) This column represents the historical consolidated results of operations for Vision Twenty-One, Inc. for the year ended December 31, 1997.

(3) This column represents the operating results for VWSC Corporation for the year ended January 3, 1998.

(4) This adjustment represents the elimination of rental income and to reflect the new property management fee to be earned by Vision Twenty-One, Inc.

(5) This adjustment represents the elimination of interest income to reflect the absence of the cash for the full year.

(6) This adjustment represents the reduction in occupancy costs and depreciation expense and the increase in lease expense related to the new facility lease effective March 1, 1998.

(7) This adjustment represents the additional amortization expense that would have been incurred in connection with the VWSC Corporation transaction. For purposes of the pro forma presentation, it is assumed that the excess of the purchase price over the net tangible assets acquired will ultimately be allocated to either identifiable intangibles or goodwill with an amortization period of 30 years.

(8) This adjustment represents the interest expense related to borrowings on Credit Facility for the transaction consideration.

                    VISION TWENTY-ONE, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION


(9) This column represents the historical consolidated results of operations for Vision Twenty-One, Inc. for the six month period ended June 30, 1998.

(10) This column represents the operating results for VWSC Corporation for the six month period ended July 4, 1998.

(11) This adjustment represents the elimination of rental income and interest income.

(12) This adjustment represents the elimination of earnings from investment.

(13) This adjustment represents the additional amortization expense that would have been incurred in connection with the VWSC Corporation transaction. For purposes of the pro forma presentation, it is assumed that the excess of the purchase price over the net tangible assets acquired will ultimately be allocated to either identifiable intangibles or goodwill with an amortization period of 30 years.

(14) This adjustment represents the interest expense related to borrowings on Credit Facility for the transaction consideration.

(15) This adjustment represents the consideration for the VWSC Corporation transaction excluding cash acquired of approximately $1.5 million.

(16) This adjustment represents borrowings on Credit Facility for the transaction consideration.

(17) This adjustment represents the elimination of asset not acquired in the transaction.

(18) This adjustment represents the elimination of the common stock and retained earnings of VWSC Corporation.

(19) The adjustment represents the income tax expense that would have been recorded if the transaction had occurred on January 1, 1997. The expense is calculated using an estimated average income tax rate of approximately 38%.

                    (c)         Exhibits.


     The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VISION TWENTY-ONE, INC.

                                     By: /s/ Richard T. Welch
                                        -------------------------------
                                             Richard T. Welch
                                     Its:    Chief Financial Officer


Dated: October 13, 1998

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                EXHIBITS
--------              --------
23                    Consent of Divine Scherzer & Brody, Ltd.

